UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

November 11, 2004

Date of Report (Date of earliest event reported)

000-31567

Commission File Number

-----------------------------------

RAPID BIO TESTS CORPORATION

(Exact name of registrant as specified in its charter)

Nevada, U.S.A.                                                                                                 35-0511303

(State or other jurisdiction of                                                                              (I.R.S. Employer

 incorporation or organization)                                                                           Identification No.)

5409 Ivy Street, Springfield, Oregon 97478

(Address of principal executive offices)

(541) 686-5989

(Issuer's telephone number, including area code)

N/A

(Former name, former address and former fiscal year,

if changed since last report)

Item 8.01    Other Events.

On November 8, 2004, Rapid Bio Tests Corporation (the "Company") entered into a Letter of Intent ("LOI") to acquire 100% of the equity interests of Mirae Tech Company Ltd. ("Mirae"), a Republic of Korea corporation with its principal offices located in South Korea.  Mirae has been in business since 2001 and has developed and holds several patents related to "Conductive Textile".  Conductive Textile is a product that utilizes infrared or radiant heat to create products that transmit energy or heat in various applications.  Mirae  has utilized this technology and is currently selling products in Asia.  Mirae plans to introduce its product line to the North American marketplace.

Terms of the LOI (attached hereto as Exhibit 10.3) call for the Company to enter into a definitive acquisition agreement whereby the Company will acquire 100% of the equity interest of Mirae in exchange for 37,200,000 shares of the Company's common stock to be issued to Mirae's shareholders.  Upon closing, it is anticipated that the Company's current Board of Directors will appoint principals and nominees of Mirae to the Company's board.  In addition, the Company will change its name upon closing and will divest itself of its rapid diagnostic testing technology in order to fully focus on Mirae's line of business.  Completion and closing of this transaction is subject to completion of all negotiations, the execution of a formal definitive agreement and obtaining of any and all required regulatory and shareholder approvals for a transaction of this nature.

Item 9.01    Financial Statements and Exhibits.

Exhibit 10.3 - Letter of Intent to Acquire Mirae Tech Company Ltd., dated November 8, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPID BIO TESTS CORPORATION

/s/ Margaret Seaman

Margaret Seaman,

Director

Date: November 15, 2004

Exhibit 10.3

LETTER OF INTENT

This letter shall set forth the Letter of Intent guidelines (the "LOI") between Rapid Bio Tests Corp. ("RBIOE") (Attn. Peggy Seaman), a Nevada corporation with its principal offices at 4826 Elderberry Loop, Springfield, OR 97478 and Mirae Tech. Company, Ltd. ("MIRAE") (Attn. Johnny Park), a Republic of Korea corporation with its principal offices at 636-3 Yeolla-ri, Yeoju-eup, Yeoju-gun, Gyeonggi-do, Korea.

Both parties hereby agree to the following terms of this LOI:

1.    RBIOE and MIRAE are parties to this LOI dated November 8, 2004.

2.    The LOI sets forth guidelines for future negotiations between RBIOE and MIRAE, relating to the execution of a Definitive Agreement between RBIOE and MIRAE containing representations, warranties, covenants, and indemnities customary for a transaction of this type.

3.    RBIOE is considering acquiring one hundred percent (100%) equity interests in MIRAE in exchange for 37,200,000 restricted shares of common stock of RBIOE.

4.    RBIOE shall promptly divest of its existing technology relating to the potential developments of bio tests upon the signing of the Definitive Agreement and cancel 13,700,000 shares of common stock of the Company that were issued to its late Chairman and CEO Geoffrey Seaman, David Regan and Paul Hemmes in return for the technology, intellectual property and any proprietary know-how purchased by RBIOE for the shares.

5.    All of the existing directors and officers of RBIOE shall resign upon the signing of the Definitive Agreement and shall simultaneously appoint new board members recommended by MIRAE or its assignees.

6.    Mrs. Peggy Seaman shall receive net payments of $40,000 for her past management service to the company within 90 days of the signing of the Definitive Agreement and the return of 8,100,000 shares of the late Geoffrey Seaman's shares to the treasury of RBIOE and RBIOE returning the underlying technology to her and the other heirs of Geoffrey Seaman's estate.

7.    Completion of the transaction will be conditioned, among other matters, upon:

        (a) Upon signing of this Letter of Intent, MIRAE will immediately cooperate and accommodate RBIOE for the Due Diligence of MIRAE.

        (b) RBIOE's filing of Form 10Q for the latest quarter.

        (c) MIRAE's due diligence of RBIO's financial statements and being able to reach a mutually acceptable agreements to settle certain debts by the issuance of restricted shares of RBIOE where ever possible.

        (d) The heirs of Geoffrey Seaman's estate agree to enter into lawful agreements for the cancellation of certain restricted shares and for the return of certain property to the estate of Geoffrey Seaman. The heirs further agree to accept restricted shares for full settlement of all deferred salary owed by RBIOE to the late Geoffrey Seaman. Should there be any issues preventing the heirs from immediately entering into these agreements because of estate issues then all of the heirs agree to enter into an agreement whereby they agree that the shares and technology will be placed into an escrow arrangement that directs the shares and technology to be transferred immediately upon resolution of any estate issues. The heirs further agree that they will give the management of MIRAE a proxy to vote their 9,000,000 on all matters until such time that the shares have been returned to the company less 900,000 shares which will be distributed as to 200,000 to Peggy Seaman and 100,000 each to her seven children.

        (e) David Regan and Paul Hemmes agree to enter into an agreement to return 1,800,000 and 3,800,000 of their restricted shares respectively to the treasury of RBIOE in return for and all technology, intellectual property and proprietary know-how presently held by RBIOE.

        (f) Execution of a Definitive Agreement promptly after the filing of the 10QsB report by RBIOE for the latest quarter.

        (g) If a Definitive Agreement is not executed one week after the filing of the 10QSB report, this LOI shall terminate unless it is extended to a later date by mutual agreement of both parties. In case a Definitive Agreement cannot be executed for any reason, RBIOE and Peggy Seaman jointly and severally agree to repay all monies advanced by certain shareholders in connection with the preparation of the 10QSB report and legal fees, if any.

This letter constitutes the entire Letter of Intent of the Parties relating to the acquisition of MIRAE by RBIOE and supersedes all prior contracts or agreements with respect to those matters, whether oral or written. Each party's rights under this letter are assignable only with the prior written consent of the other party. This letter and the rights and duties of the parties arising out of this letter shall be governed by and construed and enforced in accordance with the laws of the State of California.

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Agreed and Approved                                                                                                                                                            Agreed and Approved

This 8th day of                                                                                                                                                                         This 8th day of

November, 2004.                                                                                                                                                                       November, 2004.

Rapid Bio Tests Corp.                                                                                                                                                             Mirae Technology Co., Ltd.

A Nevada Corporation                                                                                                                                                            a Republic of Korea Corporation

By: /s/ Peggy Seaman                                                                                                                                                             By: /s/ Jong-Ho Bae

Peggy Seaman, Chairman & Director                                                                                                                                   Jong-Ho Bae, President